EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, J. Richard Damron, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Home Diagnostics, Inc. on Form 10-Q for the quarter ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Home Diagnostics, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Home Diagnostics, Inc.

	By:	/s/ J. Richard Damron, Jr.
		Name:	J. Richard Damron, Jr.
Date: November 7, 2008		Title:	President and Chief Executive Officer